Exhibit 5.1

[Fenwick & West LLP Letterhead]

March 28, 2012

Vocera Communications, Inc.

525 Race Street

San Jose, California 95126

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Vocera Communications, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on or about March 28, 2012 in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of 4,636,862 shares of the Company’s Common Stock (the “Stock”), that are subject to issuance by the Company: (a) upon the exercise of stock options granted under the Company’s Amended & Restated 2000 Stock Option Plan (the “2000 Plan”), under which no additional options will be granted by the Company; (b) upon the exercise of stock options granted under the Company’s Amended & Restated 2006 Stock Option Plan (the “2006 Plan”), under which no further options will be granted upon the effectiveness of the Company’s 2012 Equity Incentive Plan (the “2012 EIP”); (c) upon the exercise of stock options to be granted, pursuant to the grant of restricted stock awards, restricted stock units, performance awards or stock bonuses to be awarded, and pursuant to the vesting of stock appreciation rights to be granted, under the 2012 EIP, and (d) pursuant to the Company’s 2012 Employee Stock Purchase Plan (the “2012 ESPP”).

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:

(1)	The Company’s Registration Statement on Form S-1 (File Number 333-175932) filed by the Company with, and declared effective by, the Commission on March 27, 2012 (the “S-1 Registration Statement”), together with the following Exhibits filed as a part thereof: the Company’s Restated Certificate of Incorporation that was approved by the Company’s Board of Directors (the “Board”) and the Company’s stockholders (the “Stockholders”) on or about March 7, 2012 (the “Current Restated Certificate”), current Bylaws (the “Current Bylaws”), the 2000 Plan, the 2006 Plan, the 2012 EIP and the 2012 ESPP, and related forms of plan agreements under such plans;

Vocera Communications, Inc.

March 28, 2012

(2)	The Company’s Registration Statement on Form 8-A (File Number 001-35469) filed by the Company with the Commission on March 22, 2012;

(3)	The Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference;

(4)	The prospectuses prepared in connection with the Registration Statement (each a “Prospectus”);

(5)	A copy of the Restated Certificate of Incorporation of the Company, approved by the Board on July 20, 2011 and the Stockholders on or about March 7, 2012 and which the Company intends to file and that will be effective upon the closing of the Company’s initial public offering pursuant to the S-1 Registration Statement (the “Post-Effective Restated Certificate”);

(6)	A copy of the Restated Bylaws of the Company, approved by the Board on October 26, 2011 and by the Stockholders on or about March 7, 2012 and which the Company adopted in connection with, and which will become effective upon, the closing of the Company’s initial public offering pursuant to the S-1 Registration Statement (the “Post-Effective Restated Bylaws”);

(7)	Copies of minutes of meetings of, and actions by the written consent of, the Board and the Stockholders provided to us by the Company relating to the adoption, approval, authorization and/or ratification of (i) the Current Restated Certificate, (ii) the Post-Effective Restated Certificate, (iii) the Current Bylaws, (iv) the Post-Effective Restated Bylaws, (v) the S-1 Registration Statement, (vi) the Registration Statement and the issuance of Stock by the Company pursuant to the Registration Statement, and (vii) the adoption and, if applicable, the amendment of the 2000 Plan, the 2006 Plan, the 2012 EIP and the 2012 ESPP;

(8)	The stock records for the Company that the Company has provided to us (consisting of a list of stockholders, optionholders and warrantholders that was prepared by the Company as of March 27, 2012 with respect to the Company’s capital stock and a list of any rights to purchase capital stock and verifying the number of such issued and outstanding securities);

(9)	A Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated March 26, 2012, stating that the Company is in good standing and has a legal corporate existence under the laws of the State of Delaware (the “Certificate of Good Standing”); and

(10)	A management certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations (the “Management Certificate”).

Vocera Communications, Inc.

March 28, 2012

The Company’s capital stock is uncertificated. We assume that issued Stock will not be reissued by the Company in uncertificated form until any previously issued stock certificate representing such issued Stock has been surrendered to the Company in accordance with Section 158 of the Delaware General Corporation Law and that the Company will properly register the transfer of the Stock to the purchasers of such Stock on the Company’s record of uncertificated securities.

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the transfer agent and registrar for the Stock will appropriately register such issuance in the books and records of the Company and issue an appropriate account statement evidencing the Stock credited to the recipient’s account.

As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.

We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of California and of the Delaware General Corporation Law and reported judicial decisions relating thereto.

In connection with our opinions expressed below, we have assumed that, at or prior to the time of the issuance and delivery of any shares of Stock, the Registration Statement will be effective under the Securities Act, that the registration effected by the Registration Statement will apply to such shares of Stock and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity of the issuance of such shares of Stock.

Vocera Communications, Inc.

March 28, 2012

With respect to our opinion expressed in paragraph (1) below as to the valid existence and good standing of the Company under the laws of the State of Delaware, we have relied solely upon the Certificate of Good Standing and representations made to us by the Company.

In accordance with Section 95 of the American Law Institute’s Restatement (Third) of the Law Governing Lawyers (2000), this opinion letter is to be interpreted in accordance with customary practices of lawyers rendering opinions to third parties in connection with the filing of a registration statement with the Securities and Exchange Commission of the type described herein.

Based upon the foregoing, it is our opinion that:

1.	the Company is a corporation validly existing, in good standing, under the laws of the State of Delaware; and

2.	the Stock that may be issued and sold by the Company upon the (a) exercise of stock options granted under the 2000 Plan, (b) exercise of stock options granted under the 2006 Plan, (c) exercise of stock options to be granted, pursuant to the grant of restricted stock awards, restricted stock units, performance awards or stock bonuses to be awarded, and pursuant to the vesting of stock appreciation rights to be granted, by the Company under the 2012 EIP, or (d) exercise of purchase rights to be granted by the Company under the 2012 ESPP, when issued, sold and delivered in accordance with the applicable plan and plan agreements to be entered into thereunder and in the manner and for the consideration stated in the Registration Statement and relevant Prospectus, will be validly issued, nonassessable and, to our knowledge, fully paid.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectuses constituting a part thereof and any amendments thereto. This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

FENWICK & WEST LLP

/s/ Fenwick & West LLP